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Exhibit 5





                    [PROTECTIVE LIFE CORPORATION LETTERHEAD]


Deborah J. Long
Senior Vice President,
Secretary and General Counsel

Direct No.: (205) 868-3885
Facsimile: (205) 868-3597
Toll-Free No.: (800) 627-0220


                                 August 30, 1999

Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama 35223


                           Protective Life Corporation
                       Registration Statement on Form S-3

Ladies and Gentlemen:

         As General Counsel at Protective Life Corporation, a Delaware corporation ("Protective"), I have acted as counsel to Protective in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), covering the issuance of up to 85,000 shares of common stock of Protective, par value $0.50 per share (the "Common Stock") which may be offered from time to time in accordance with the terms of the Protective Producer Deferred Compensation Plan (the "Plan").

         In so acting, I have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

         Based upon the foregoing, I am of the following opinion:

         1. Protective is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. The terms of the issuance and sale of the Common Stock have been duly authorized by all necessary corporate action and Protective has reserved for issuance the requisite number of shares of Common Stock. When the shares of Common Stock shall have been issued as contemplated by the Registration Statement and if issued pursuant to the terms of the Plan and of the agreements relating thereto, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         My opinion expressed above is limited to the laws of the State of Alabama, the Delaware General Corporation Law, and the federal laws of the United States of America.



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Protective Life Corporation
August 30, 1999
Page 2


         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Deborah J. Long

                                                     Deborah J. Long
                                                     Senior Vice President,
                                                   Secretary and General Counsel
     `                                              Protective Life Corporation